UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 24, 2012

SUN BANCORP, INC.
(Exact name of registrant as specified in its charter)

New Jersey	0-20957	52-1382541
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

226 Landis Avenue, Vineland, New Jersey	08360
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(856) 691-7700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

SUN BANCORP, INC.

INFORMATION TO BE INCLUDED IN THE REPORT

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 24, 2012, the Company held its annual meeting of shareholders at which the following items were voted on.

(1)  Election of Directors

Nominee	For	Withheld	Broker Non-Vote

Bernard A. Brown	68,070,374	1,287,318	8,295,403
Wilbur L. Ross, Jr.	61,897,490	7,460,202	8,295,403
Sidney R. Brown	68,065,961	1,291,732	8,295,403
Peter Galetto, Jr.	66,255,005	3,102,687	8,295,403
Anne E. Koons	67,696,474	1,661,218	8,295,403
Jeffrey S. Brown	67,665,970	1,691,722	8,295,403
Eli Kramer	64,424,173	4,933,520	8,295,403
Thomas X. Geisel	68,569,416	788,276	8,295,403
Anthony R. Coscia	64,438,683	4,919,009	8,295,403
William J. Marino	68,377,814	979,878	8,295,403
Philip A. Norcross	68,701,513	656,180	8,295,403
Steven A. Kass	68,718,221	639,472	8,295,403

There were no abstentions in the election of directors.

(2)	Ratification of appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

For	Against	Abstain
76,815,386	781,284	56,425

There were no broker non-votes with respect to the ratification of the appointment of the independent registered public accounting firm.

The Company issued a press release on May 24, 2012 announcing the results of the annual meeting, a copy of which is filed as Exhibit 99 hereto and is incorporated by reference herein.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.           Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.                                      Description of Exhibit
99                                                      Press Release dated May 24, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

SUN BANCORP, INC.

Date:	May 24, 2012	By:	/s/ Thomas X. Geisel
Thomas X. Geisel
President and Chief Executive Officer
(Duly Authorized Officer)